Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 9, 2024

ROLLINS CAPITAL PARTNERS, LP

By: Rollins Capital LLC

Its: General Partner

By: /s/ John A. Wright

Name: John A. Wright

Title: Sole Managing Member

ROLLINS CAPITAL LLC

By: /s/ John A. Wright

Name: John A. Wright

Title: Sole Managing Member

ROLLINS CAPITAL MANAGEMENT LLC

By: /s/ John A. Wright

Name: John A. Wright

Title: Sole Managing Member

JOHN A. WRIGHT

/s/ John A. Wright